Exhibit 23.3

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of AeroVironment, Inc. of our report dated March 31, 2025 relating to the financial statements of BlueHalo Financing TopCo, LLC (f/k/a BlueHalo Financing Holdings, LLC), which appears in AeroVironment, Inc.’s Current Report on Form 8-K/A dated June 27, 2025. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
Miami, Florida
June 30, 2025